EXHIBIT 23.2

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON   98144
(206) 328-8554   FAX (206) 328-0383

To Whom it May Concern:

The Firm of George Stewart, Certified Public Accountant, consents to the inclusion of our report on the Financial Statements of Coronation Acquisition Corp. as of December 31, 2003 and December 31, 2002, in the Registration Statement (Form S-4) of Coronation Acquisition Corp., as may be amended, filed with the U.S. Securities and Exchange Commission now or in the future.

Very truly yours,

/s/ George Stewart

George Stewart,, CPA

May 12, 2004